Exhibit 3.7

Registre de Commerce et des Sociétés

Numéro RCS : B149409
Référence de dépôt : L180058458
Déposé et enregistré le 17/04/2018

KG FAR EAST (LUXEMBOURG) Sàrl

Société à responsabilité limitéé

L-2310 Luxembourg, 16 Avenue Pasteur

R.C.S. Luxembourg: B 149.409

STATUTS COORDONNES
AU 12 DECEMBRE 2017

TITLE I: NAME - DURATION - REGISTERED OFFICE — OBJECT

ART. 1 - NAME

There is formed a private limited liability company (société à responsabilité limitée), under the name of “KG FAR EAST (LUXEMBOURG) Sàrl”, governed by the present articles of association and the laws of Luxembourg pertaining to such an entity (hereinafter the “Corporation”), and in particular the law dated 10th August, 1915, on commercial companies, as amended (hereafter the “Law”).

ART. 2 - OBJECT

2.1                               The object of the Corporation is the acquisition, the management, the enhancement and disposal of participations, in Luxembourg or abroad, in any form whatsoever. The Corporation may in particular acquire by subscription, purchase, exchange or in any other manner any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and more generally any securities and financial instruments issued by any public or private entity whatsoever.

2.2                               The Corporation may borrow in any form, except by way of public offer. It may issue by way of private placement only, notes, bonds and debentures and any kind of debt and/or equity securities. The Corporation may also contract loans and grant all kinds of support, loans, advances and guarantees to companies, in which it has a direct or indirect participation. It may also give guarantees and grant securities in favour of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company. The Corporation may further pledge, transfer, encumber or otherwise create security over some of its assets. The Corporation may hold interests in partnerships. It may also acquire, enhance and dispose of patents, licences, and all other intangible property, as well as rights deriving therefrom or supplementing them. In addition, the Corporation may acquire, manage, enhance and dispose of real estate located in Luxembourg or abroad, and may lease or dispose of moveable property.

2.3                               In general, the Corporation may carry out all commercial and financial operations, whether in the area of securities or of real estate, likely to enhance or to supplement the above mentioned purpose.

ART. 3 - DURATION

3.1                               The Corporation is established for an unlimited duration.

3.2                               The Corporation may be dissolved at any time by a resolution of the general meeting of members adopted in the manner required for the amendment of these articles.

3.3                               The life of the Corporation does not come to an end by the incapacity, bankruptcy, insolvency of or any other similar event affecting, one or several members.

ART. 4 - REGISTERED OFFICE

4.1                               The registered office is established in the city of Luxembourg. The registered office may be transferred within the municipality of Luxembourg by decision of the board of managers. It may further be transferred to any other place within the Grand Duchy of Luxembourg by means of a resolution of the general meeting of its members adopted in the manner required for the amendment of these articles of association.

4.2                               The Corporation may establish offices and branches, either in the Grand Duchy of Luxembourg or abroad by decision of the board of managers.

4.3                               In the event that extraordinary political, economic or social developments occur or are imminent, that would interfere with the normal activities of the Corporation at its registered office or with the ease of communications with such office, the registered office may be temporarily transferred abroad, until the complete cessation of these abnormal circumstances; such temporary measures will have no effect on the nationality of the Corporation, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg corporation.

TITLE II: CAPITAL — UNITS

ART. 5 - CAPITAL - UNITS

5.1                               The Corporation’s corporate capital is set at USD 320,077,353. (three hundred twenty million seventy seven thousand three hundred and fifty three US dollars) represented by 320,077,353 (three hundred twenty million seventy seven thousand three hundred and fifty three) units in registered form with a par value of USD 1. (one US dollar) each.

5.2                               All the units are fully paid up.

ART. 6 - INCREASE AND REDUCTION OF CAPITAL

The corporate capital of the Corporation may be increased or reduced in one or several times, by a resolution of the general meeting of members, adopted in the manner required for the amendment of these articles.

ART. 7 - TRANSFER OF UNITS

7.1                               Units are freely transferable among members.

7.2                               In case of a sole member, the units are freely transferable to non members. In case of plurality of members, units may be transferred to non members provided such transfer complies with the requirements set forth in article 189 of the Law, namely has been authorized by the general meeting of members representing at least three quarters (3/4) of the capital of the Corporation.

7.3                               The transfer of units will only be binding upon the Corporation or third parties following a notification to, or acceptance by the Corporation as provided in article 1690 of the civil code.

7.4                               The Corporation may purchase its own units.

ART. 8 - FORM OF UNITS - MEMBERS’ REGISTER

8.1                               Units are in registered form.

8.2                               A members’ register will be kept at the registered office of the Corporation in accordance with the provisions of the Law and may be examined by each member who so requires.

8.3                               The ownership of the registered units will result from the inscription in the members’ register.

TITLE III: ADMINISTRATION - MANAGEMENT - REPRESENTATION

ART. 9 - BOARD OF MANAGERS

9.1                               The Corporation shall be managed by a board of managers composed, at least, of four managers, who do not need to be members and who will be appointed pursuant to a resolution of the general meeting of members.

9.2                               The managers are appointed and removed ad nutum pursuant to a decision of the general meeting of members, which determines their powers, compensation and duration of their mandates reserved the faculty attributed to the board of managers to proceed by way of cooptation in order to replace resigning or deceased board members. The managers shall hold office until their successors are appointed.

ART. 10 - POWER OF THE BOARD OF MANAGERS

10.1                        All powers not expressly reserved by the Law or the present articles of association to the general meeting of members fall within the competence of the board of managers, which shall have all powers to carry out and approve all acts and operations consistent with the Corporation object.

10.2                        To the extent permitted by the Law, the board of managers may sub delegate powers for specific tasks to one or several ad hoc agents. The board of managers will determine the agent’s responsibilities and remunerations (if any), the duration of the period of representation and any other relevant conditions of his agency.

10.3                        The agent so appointed shall in any case be revocable ad nutum.

ART. 11 - PROCEDURE

11.1                        The board of managers shall meet in Luxembourg as often as the Corporation’s interest so requires or upon call of any manager. The board of managers shall meet at least annually in Luxembourg. The board of managers may choose from among its members a chairman. It may also choose a secretary, who does not need to be a manager, who shall be responsible for keeping the minutes of the meetings of the board of managers and of the members.

11.2                        Written notice of any meeting of the board of managers shall be given to all managers at least ten (10) working days in advance of the hour set for such a meeting, except in circumstances of emergency in which case the nature of such circumstances shall be set forth in the notice of the meeting. This notice may be waived by the consent in writing or by cable, telegram, telex or telefax, or by email of each manager. Separate notice shall not be required for individual meetings held at times and places prescribed in a schedule previously adopted by resolution of the board of managers. No such notice is required if all the managers of the Corporation are present or represented at the meeting and if they state to have been duly informed, and to have full knowledge of the agenda of the meeting.

11.3                        The board of managers’ meeting may exceptionally be held by means of telephone conference or videoconference. The participation in a meeting by these means is deemed equivalent to a participation in person at such meeting.

11.4                        Any manager may act at any meeting of the board of managers by appointing in writing or by cable, telegram, telex or telefax, or by email another manager as his proxy. In case there is only one manager present at the board meeting, this manager is allowed to appoint a secretary, who needs not to be manager, in order to assist him by holding the board meeting. Votes may also be cast in writing or by cable, telegram, telex or telefax, or by email.

11.5                        The board of managers can validly deliberate and act only if, at least, all the managers but one are present or represented. Decisions shall be taken unanimously by all the managers present or represented.

11.6                        Resolutions in writing approved and signed by all managers shall have the same effect as resolutions voted at the managers’ meetings. Such signatures may appear on a single document or on multiple copies of an identical resolution and may be evidenced by letter or telefax.

11.7                        The minutes of any meeting of the board of managers shall be signed by the chairman or, in his absence, by the chairman pro tempore who presided at such meeting. Copies or extracts of such minutes which may be produced in judicial proceedings or otherwise shall be signed by the chairman, by the secretary or by two managers.

ART. 12 - REPRESENTATION

The Corporation shall be bound by the joint signature of any two managers for the day to day business of the Corporation, except the disposition of the major assets of the Corporation or by the sole or joint signature of any person or persons to whom such signatory power shall have been delegated by the board of managers.

ART. 13 - LIABILITY OF THE MANAGERS

In the execution of their mandate, the managers are not held personally responsible for the obligations of the Corporation. As agents of the Corporation, they are responsible for the correct performance of their duties.

TITLE IV: GENERAL MEETINGS OF MEMBERS

ART. 14 - POWERS AND VOTING RIGHTS

14.1                        Any regularly constituted meeting of members of the Corporation shall represent the entire body of members of the Corporation. It shall have the power to ratify all acts relating to the operations of the Corporation.

14.2                        Except as otherwise required by Law, resolutions at a meeting of members duly convened will be passed by a simple majority of those present and voting.

14.3                        The capital and other provisions of these articles of incorporation may, at any time, be changed by a sole member or majority of members representing at least three quarters (3/4) of the capital. The members may change the nationality of the Corporation by a unanimous decision. If all of the members are present or represented at a meeting of members, and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice or publication.

14.4                        Each unit entitles its holder to one vote in ordinary and extraordinary general meetings.

14.5                        The Corporation will recognize only one holder per unit; in case a unit is held by more than one person, the Corporation has the right to suspend the exercise of all rights attached to that unit until one person has been appointed as the sole owner in relation to the Corporation.

14.6                        Each unit gives right to one fraction of the assets and profits of the Corporation in direct proportion to its relationship with the number of units in existence. If the Corporation has only one member, this sole member exercises all the powers of the general meeting.

14.7                        The decisions of the sole member are recorded in minutes or drawn up in writing.

14.8                        Also, contracts entered into between the sole member and the Corporation represented by him are recorded on minutes or drawn up in writing. Nevertheless, this latter provision is not applicable to current operations entered into under normal conditions.

ART. 15 - ANNUAL GENERAL MEETING

An annual general meeting of members approving the annual accounts shall be held annually within six months after the close of the accounting year at the registered office of the Corporation or at such other place as may be specified in the notice of the meeting.

ART. 16 - ACCOUNTING YEAR

The accounting year of the Corporation shall begin on the first of January of each year and shall terminate on the thirty first of December, with the exception of the first accounting year, which shall begin on the date of the formation of the Corporation and shall terminate on the thirty first of December of the year two thousand ten.

ART. 17 - ANNUAL ACCOUNTS AND ALLOCATION OF PROFITS

17.1                        The annual accounts are drawn up by the board of managers as at the end of each accounting year and will be at the disposal of the members at the registered office of the Corporation.

17.2                        Out of the annual net profits of the Corporation, five per cent (5%) shall be placed into the legal reserve account. This deduction ceases to be compulsory when the reserve amounts to ten per cent (10%) of the capital of the Corporation. The general meeting of members, upon recommendation of the board of managers, will determine how the annual net profits will be disposed of.

Interim dividends may be distributed, at any time, under the following conditions:

1.                                      Interim accounts are established by the board of managers,

2.                                      These accounts show a profit including profits carried forward,

3.                                      The decision to pay interim dividends is taken by an extraordinary general meeting of the members,

4.                                      The payment is made once the Corporation has obtained the assurance that the rights of the significant creditors of the Corporation are not threatened.

TITLE V: DISSOLUTION — LIQUIDATION

ART. 18 - DISSOLUTION - LIQUIDATION

18.1                        In the event of dissolution of the Corporation, liquidation shall be carried out by one or several liquidators (who may be physical persons or legal entities) appointed by the meeting of members effecting such dissolution and which shall determine their powers and their compensation.

18.2                        The power to amend the articles of association, if so justified by the needs of the liquidation, remains with the general meeting of the members.

18.3                        The power of the managers will come to an end by the nomination of the liquidator(s). After the payment of all debts and liabilities of the Corporation or deposit of any funds to that effect, the surplus will be paid to the member, or in case of a plurality of members, the members in proportion to the units held by each member in the Corporation.

ART. 19 - GENERAL PROVISION

All matters not governed by these articles of incorporation shall be determined in accordance with the Law.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE:

TITLE I: NOM-DUREE-SIEGE SOCIAL-OBJET

ART. 1 - NOM

Il est forme une société à responsabilité limitée sous la dénomination “KG FAR EAST (LUXEMBOURG) Sàrl”, (ci-après la “Société”), qui sera régie par les présents statuts et les lois relatives à une telle entité, et en particulier la loi du 10 août 1915 relative aux sociétés commerciales, telle que modifiée (ci-après la « Loi »).

ART. 2 - OBJET

2.1                               La Société a pour objet l’acquisition, la gestion, le développement et la cession de prise de participations dans toute entreprise luxembourgeoise ou étrangère sous quelque forme que ce soit. La Société pourra en particulier acquérir par souscription, achat, échange ou de toute manière toutes sortes d’actions cotées, actions simples et d’autres titres participatifs, bonds, obligations, certificats de dépôt ou d’autres instruments de crédit et plus généralement tous titres et instruments financiers émis par des entités privées ou publiques.

2.2                               La Société pourra emprunter sous toutes les formes, sauf par voie d’émission publique. Elle pourra émettre par voie d’émission privée seulement, effets, obligations et titres de créances et tout autre type de dette et/ou de titre de participation. La Société pourra aussi faire des prêts et accorder toute sorte de support, prêts, avances et garanties a d’autres Sociétés dans lesquelles elle a un intérêt direct ou indirect. Elle pourra aussi donner des garanties et accorder des garanties a l’égard de tiers pour garantir ses obligations ou les obligations de ses filiales, de Sociétés affiliées ou toutes autres Sociétés. La Société pourra de plus gager, transférer, grever ou créer d’autres types de garanties sur des parties de ses actifs. En outre, la Société pourra acquérir et céder toute autre sorte de titre par voie de souscription, achat, échange, vente ou par tout autre moyen. La Société pourra détenir des participations dans des associations. Elle pourra également acquérir, développer et céder des brevets, licences ou tout autre bien matériel, ainsi que les droits en dérivant ou les complétant. De plus, la Société pourra acquérir, gérer, développer et céder des propriétés immobilières situées au Luxembourg ou à l’étranger, et elle pourra louer ou disposer de bien meuble.

2.3                               De manière générale, la Société pourra procéder a toutes opérations commerciales et financières dans les domaines de l’acquisition de titres ou de biens immobiliers, qui sont de nature à développer et compléter l’objet social ci-dessus.

ART. 3 - DUREE

3.1                               La Société est constituée pour une durée illimitée.

3.2                               La Société pourra être dissoute a tout moment par une décision de l’assemblée d’associes adoptée dans les conditions requises pour modifier les présents statuts.

3.3                               L’existence de la Société ne prend pas fin par l’incapacité, la banqueroute, l’insolvabilité ou tout autre évènement similaire affectant un ou plusieurs associés.

ART. 4 - SIEGE SOCIAL

4.1                               Le siège social est établi dans la ville de Luxembourg. Le siège social pourra être transféré dans la ville de Luxembourg par décision du conseil de gérance. Il pourra également être transféré en tout autre endroit du Grand-Duché de Luxembourg par une délibération de l’assemblée générale des associes délibérant comme en matière de modification des statuts.

4.2                               La Société pourra établir des bureaux et des succursales tant au Grand-Duché de Luxembourg qu’a l’étranger, par décision du conseil de gérance.

4.3                               Dans l’hypothèse d’évènements extraordinaires d’ordre politique, économique ou social de nature à compromettre l’activité normale de la Société au siège social ou la communication aisée avec ce siège ou de ce siège avec l’étranger se sont produits ou sont imminents, il pourra être procédé au transfert provisoire du siège social à l’étranger jusqu’à cessation complète de ces circonstances anormales, ces mesures provisoires n’auront toutefois aucun effet sur la nationalité de la Société, laquelle nonobstant ce transfert du siège social statutaire, restera luxembourgeoise.

TITLE II: CAPITAL SOCIAL - PARTS SOCIALES

ART. 5 - CAPITAL SOCIAL

5.1                               Le capital social de la Société est fixe à USD 320.077.353, (trois cent vingt millions soixante-dix-sept mille trois cent cinquante-trois US dollars) représenté par 320.077.353 (trois cent vingt millions soixante-dix-sept mille trois cent cinquante-trois) parts sociales sous forme nominative, ayant une valeur de USD 1, (un US dollar) chacune.

5.2                               Toutes les parts sociales ont été entièrement libérées.

ART. 6 - AUGMENTATION ET REDUCTION DU CAPITAL

Le capital social de la Société peut être augmente ou réduit a une ou plusieurs reprises, par résolution de l’assemblée générale des associes délibérant comme en matière de modification des statuts.

ART. 7 - TRANSFERT DES PARTS

7.1                               Les parts sociales sont librement cessibles entre associes.

7.2                               En cas d’associe unique les parts sociales sont librement cessibles a des non associes. En cas de pluralité d’associes le transfert de parts sociales peut être effectue envers des non associes à condition que ce transfert respecte les règles de l’article 189 de la Loi, c’est à dire qu’il a été autorisé au préalable par l’assemblée générale des associes représentant au moins trois quarts (3/4) du capital social.

7.3                               Le transfert de parts sociales ne sera opposable à la Société ou aux tiers que suite à la notification à la Société ou l’acceptation par la Société telles que prévue par l’article 1690 du code civil.

7.4                               La Société pourra acquérir ses propres parts sociales.

ART. 8 - FORME DES PARTS SOCIALES - REGISTRE DES ASSOCIES

8.1                               Les parts sociales sont nominatives.

8.2                               Un registre des parts sociales sera détenu au siège social de la Société conformément a la Loi et pourra être examine par tout associe qui le demande.

8.3                               La propriété des parts nominatives résultera de l’inscription dans le registre des parts sociales.

TITLE III: ADMINISTRATION - GERANCE — REPRESENTATION

ART. 9 - CONSEIL DE GERANCE

9.1                               La Société est gérée par un conseil de gérance, compose, au moins, de quatre gérants, qui n’ont pas besoin d’être des associes et qui seront nommés par résolution de l’assemblée générale des associes.

9.2                               Les gérants sont nommés et révoqués ad nutum par une décision de l’assemblée générale des associes, qui détermine également leurs pouvoirs, rémunération ainsi que la durée de leur mandat, sous réserve du pouvoir accorde au conseil de gérance de procéder au remplacement des gérants démissionnaires ou décédés par voie de cooptation. Les gérants sont maintenus en fonctions jusqu’à ce que leurs successeurs soient nommés.

ART. 10 - POUVOIRS DU CONSEIL DE GERANCE

10.1                        Tous les pouvoirs que la Loi ou les présents statuts ne réservent pas expressément à la décision des associes, relèvent de la compétence du conseil de gérance, qui est investi des pouvoirs les plus larges pour passer tous actes et effectuer les opérations conformément à l’objet social.

10.2                        Dans les limites permises par la Loi, le conseil de gérance est autorisé à déléguer ses pouvoirs pour des taches spécifiques a un ou plusieurs agents ad hoc. Le conseil de gérance déterminera les responsabilités et la rémunération (si c’est le cas), la durée de la représentation et toute autre condition appropriée de la fonction d’agent.

10.3                        L’agent nomme sera dans tous les cas révocable ad nutum.

ART. 11 - PROCEDURE

11.1                        Le conseil de gérance se réunira à Luxembourg aussi souvent que l’intérêt de la Société le requière ou sur convocation par un gérant. Le conseil de gérance se réunira au moins une fois par an à Luxembourg. Le conseil de gérance pourra choisir en son sein un président. Il pourra également choisir un secrétaire qui n’a pas besoin d’être gérant et qui sera en charge de la tenue des minutes des réunions du conseil de gérance et des assemblées générales des associes.

11.2                        Tout gérant doit être convoque par une convocation écrite au moins dix (10) jours avant la tenue du conseil de gérance, à moins qu’un délai de convocation plus bref ne soit impose par le caractère d’urgence des affaires en cause, lequel sera dans ce cas décrit dans la convocation. Il peut être passe outre cette convocation avec l’accord écrit, par télécopieur, par câble, par télégramme, par télex ou par e-mail de chaque gérant. Aucune convocation spéciale n’est requise pour les réunions se tenant à une date, a une heure et a un endroit détermine dans une résolution préalablement prise par le conseil de gérance. Une telle convocation n’est pas requise si tous les gérants sont présents ou représentés lors de la réunion et qu’ils constatent qu’ils ont été bien informes et qu’ils ont pleine connaissance de l’ordre du jour de la réunion.

11.3                        Le conseil de gérance pourra se tenir exceptionnellement par voie de téléconférence ou vidéoconférence. La participation à une réunion par ces moyens sera équivalente a une participation en personne.

11.4                        Tout gérant pourra se faire représenter a toute réunion du conseil de gérance en désignant par écrit ou par téléfax ou par e-mail un autre gérant. Pour le cas où un seul gérant serait présent a une réunion du conseil de gérance, ce gérant est autorisé à nommer un secrétaire, qui peut ne pas être un gérant, pour l’assister dans la tenue de la réunion du conseil de gérance. Les votes peuvent également être exprimes par écrit, par câble, télégramme, télex, télécopieur ou par email.

11.5                        Le conseil de gérance ne peut valablement délibérer que si, au moins, a l’exception d’un, tous ses membres sont présents ou représentés. Les décisions seront prises à l’unanimité des gérants présents ou représentés.

11.6                        Les résolutions écrites, approuvées et signées par tous les gérants ont les mêmes effets que les résolutions votées lors d’une réunion du conseil de gérance. De telles signatures peuvent apparaitre sur un seul document ou sur plusieurs copies de la même résolution et peuvent être prouvées par des lettres ou des téléfax.

11.7                        Les minutes de chacune des réunions du conseil de gérance doivent être signées par le Président ou en son absence par le Président intérimaire qui préside une telle réunion. Les copies ou extraits des procès-verbaux destines à servir en justice ou ailleurs seront signes par le Président, le Secrétaire ou par deux gérants.

ART. 12 - REPRESENTATION

La Société est engagée par la signature conjointe de deux gérants pour les affaires relevant de la gestion journalière de la Société, a l’exception de tout acte de disposition des actifs majeures de la Société ou la signature unique ou conjointe de toute(s) personne(s) a qui un tel pouvoir de signature a été délégué par le conseil de gérance.

ART. 13 - RESPONSABILITE DES GERANTS

Les gérants ne contractent en raison de leur fonction aucune obligation personnelle relativement aux engagements régulièrement pris par eux au nom de la Société. Simples mandataires, ils ne sont responsables que de l’exécution de leur mandat.

TITLE IV: ASSEMBLEE GENERALE DES ASSOCIES

ART. 14 - POUVOIRS ET DROITS DE VOTES

14.1                        Toute assemblée d’associes de la Société valablement constituée représentera l’ensemble des associes de la Société. Elle aura le pouvoir de ratifier tous les actes en relation avec les opérations de la Société.

14.2                        Sauf exception légale, les décisions des assemblées des associes valablement convoquées seront prises à la majorité simple des associes présents et votants.

14.3                        Le capital social et les autres dispositions de ces statuts pourront être modifies à tout moment par l’associe unique ou par une majorité des associes représentant les trois quarts (3/4) du capital social. Néanmoins le changement de nationalité de la Société requiert l’unanimité des voix des associes. Si tous les associes sont présents ou représentés à une assemblée des associes et s’ils précisent qu’ils ont tous été informes de l’ordre du jour de l’assemblée, l’assemblée pourra se tenir sans convocation ou publication préalable.

14.4                        Chaque part sociale donne droit à une voix au sein des assemblées générales ordinaires et extraordinaires.

14.5                        La Société ne reconnait qu’un seul détenteur par part sociale ; dans l’hypothèse ou une part sociale est détenue par plusieurs personnes, la Société a le droit de suspendre l’exercice des droits attaches a cette part jusqu’à ce qu’une personne ait été désignée comme le seul propriétaire de cette part sociale vis-à-vis de la Société.

14.6                        Chaque part sociale donne droit à une fraction des actifs et des bénéfices de la Société en proportion directe avec le nombre de parts sociales en circulation. Dans l’hypothèse où il n’y a qu’un seul associe, celui-ci exerce tous les pouvoirs de l’assemblée générale des associes.

14.7                        Les décisions de l’associe unique sont établies sous la forme de minutes ou dressées par écrit.

14.8                        De plus, les contrats passes entre l’associe unique et la Société représentée par l’associe unique, seront établis sous la forme de minutes ou dressées par écrit. Cependant, cette dernière hypothèse n’est pas applicable aux opérations courantes passées a des conditions normales.

ART. 15 - ASSEMBLEE GENERALE ANNUELLE

Une assemblée générale annuelle des associes se réunira une fois par an pour l’approbation des comptes annuels, elle se tiendra dans les six mois de la clôture de l’exercice social au siège de la Société ou en tout autre lieu à spécifier dans la convocation de cette assemblée.

ART. 16 - ANNEE SOCIALE

L’année sociale commence le premier janvier de chaque année et finit le trente et un décembre de la même année, a l’exception du premier exercice social qui débutera à la date de création de la Société et se terminera le trente et un décembre deux mille dix.

ART. 17 - COMPTES ANNUELS ET ALLOCATION DES BENEFICES

17.1                        Les comptes annuels sont préparés par le conseil de gérance a l’issue de chaque exercice social et sont tenus à la disposition des associes au siège social de la Société.

17.2                        Il est prélevé cinq pour cent (5%) sur le bénéfice annuel net de la Société pour la constitution d’une réserve légale. Ce prélèvement cesse d’être obligatoire lorsque le montant des réserves atteint dix pour cent (10%) du capital social. L’assemblée générale des associes, sur recommandation du conseil de gérance, déterminera l’allocation des bénéfices annuels nets.

Des dividendes intérimaires pourront être distribues à tout moment sous les conditions suivantes:

1.                                      des comptes intérimaires seront établis par le conseil de gérance,

2.                                      ces comptes feront état d’un bénéfice incluant les bénéfices reportes,

3.                                      la décision de payer un dividende intérimaire sera prise par une assemblée extraordinaire des associes,

4.                                      le paiement sera effectué après que la Société aura obtenu la garantie que les droits des créanciers importants de la Société ne sont pas menaces.

TITLE V: DISSOLUTION ET LIQUIDATION

ART. 18 - DISSOLUTION ET LIQUIDATION

18.1                        Au moment de la dissolution de la Société, la liquidation sera assurée par un ou plusieurs liquidateurs (qui pourront être des personnes physiques ou morales), nommes par l’assemblée des associes qui déterminera leurs pouvoirs et rémunérations.

18.2                        Le pouvoir de modifier les statuts, si nécessaire pour les besoins de la liquidation, reste une prérogative de l’assemblée générale des associes.

18.3                        Les pouvoirs des gérants cesseront par la nomination du(es) liquidateur(s). Après le paiement de toutes les dettes et tout le passif de la Société ou du dépôt des fonds nécessaires a cela, le surplus sera verse à l’associe unique ou en cas de pluralité d’associe le surplus sera verse à chaque associe en proportion du nombre de ses parts.

ART. 19 - DISPOSITIONS GENERALES

Tout ce qui ne fait pas l’objet d’une prévision spécifique par les présents statuts sera régi par la Loi.

POUR COPIE CONFORME

Luxembourg, le 17 avril 2018